                                                                    Exhibit 10.2

                      FIRST AMENDMENT TO THIRD AMENDED AND
                            RESTATED CREDIT AGREEMENT

      THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") dated as of February 26, 2007 by and among THE ST. JOE COMPANY (the "Borrower"), each of the Lenders party hereto, and WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent (the "Agent").

      WHEREAS, the Borrower, the Lenders, the Agent and certain other parties have entered into that certain Third Amended and Restated Credit Agreement dated as of July 22, 2005 (as in effect immediately prior to the date hereof, the "Credit Agreement") and the Borrower, the Lenders and the Agent desire to amend certain provisions of the Credit Agreement on the terms and conditions contained herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

      Section 1. Specific Amendments to Credit Agreement. The parties hereto agree that the Credit Agreement is amended as follows:

      (a) The Credit Agreement is amended by adding the following definitions to
Section 1.1. thereof in the appropriate alphabetical-order location:

            "QUALIFIED INSTALLMENT SALE NOTE" means a promissory note evidencing the consideration due to the seller in a Qualified Installment Sale Transaction, which promissory note is secured by a standby letter of credit, guaranty or other similar form of credit enhancement (a) issued for the account of the purchaser in such Qualified Installment Sale Transaction by a Person having a Credit Rating of A or A2 from at least one Rating Agency at the time of issuance and (b) in an amount not less than the principal amount of such promissory note plus accrued interest for a period which is at least thirty days longer than the interval at which interest is due and payable under such promissory note.

            "QUALIFIED INSTALLMENT SALE TRANSACTION" means the sale of real and personal property of the Borrower or a Subsidiary in exchange for a Qualified Installment Sale Note issued by the purchaser of such real and personal property, which Qualified Installment Sale Note is assigned, together with the standby letter of credit, guaranty or other similar form of credit enhancement securing such instrument, for cash to a Qualified SPE which in turn will issue its Qualified Senior Notes to a trustee acting on behalf of Persons acquiring interests in such Qualified Senior Notes in a private placement.

            "QUALIFIED SENIOR NOTE" means the senior promissory note(s) issued by a Qualified SPE to a trustee acting on behalf of Persons acquiring interests in such note(s) in a private placement in connection with a Qualified Installment Sale Transaction and secured solely by a Qualified Installment Sale Note and related letter of credit, guaranty or other similar form of credit enhancement held by such Qualified SPE.

            "QUALIFIED SPE" means a Wholly Owned Subsidiary of the Borrower formed as a special purpose entity in connection with a Qualified Installment Sale Transaction for the sole purpose of (a) owning and holding the Qualified Installment Sale Note issued in connection with such Qualified Installment Sale Transaction, together with the standby letter of credit, guaranty or other similar form of credit enhancement securing such Qualified Installment Sale Note, (b) issuing a Qualified Senior Note to be secured solely by such Qualified Installment Sale Note and related standby letter of credit, guaranty or other similar form of credit enhancement and (c) and engaging in other activities incidental to the foregoing.

      (b) The Credit Agreement is amended by restating the definition of "Land" contained in Section 1.1. thereof in its entirety as follows:

            "LAND" means (i) land on which no development (other than improvements that are not material or are temporary in nature) has occurred and (ii) land on which a project is currently under development so long as the calculation of Total Asset Value does not include any NOI attributable to such Property. For purposes of this Agreement, Land shall be valued as follows:

            (a) $50,000 per acre for acreage related to the Borrower's Residential Real Estate segment which is either entitled or currently in the entitlement process;

            (b) $2,000 per acre for acreage related to the Borrower's Residential Real Estate segment which is neither entitled nor currently in the entitlement process;

            (c) $8,000 per acre for acreage related to the Borrower's Rural Land Sales segment which is either entitled or currently in the entitlement process;

            (d) $1,500 per acre for acreage related to the Borrower's Rural Land Sales segment which is neither entitled nor currently in the entitlement process;

            (e) $40,000 per acre for acreage related to Borrower's Commercial segment which is either entitled or currently in the entitlement process;

            (f) $1,750 per acre for acreage related to Borrower's Commercial segment which is neither entitled or in the entitlement process;

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            (g) $1,500 per acre for acreage classified by the Borrower as ANRR
      Right-of-Way, Conservation/Mitigation, Corporate, Mitigation, or Overlap; and

            (h) $1,200 per acre for acreage classified by the Borrower as Timberland or not elsewhere classified by the Borrower.

      For Land valuation purposes, the Borrower's RiverCamps and WhiteFence Farms projects will be included in subparagraphs (c) or (d) above, as appropriate. For the avoidance of doubt, a project is deemed entitled when all major discretionary governmental land-use approvals have been received. The Borrower, the Agent and each of the Lenders acknowledge that an entitled project may require additional permits for development and/or build-out and also may be subject to legal challenge. The per acre values set forth above will be reviewed on each anniversary date of the Agreement Date and adjusted as requested by the Borrower and consented to by the Requisite Lenders or as otherwise reasonably determined by the Requisite Lenders in good faith after consultation with the Borrower.

      (c) The Credit Agreement is amended by adding to the end of Section 9.1. the following paragraph:

      For purposes of determining compliance with the covenants contained in the immediately preceding subsections, (x) Indebtedness attributable to Qualified Senior Notes (and any Interest Expense thereon) shall be excluded, (y) Qualified Installment Sale Notes shall not be included in determinations of Total Asset Value and (z) any interest income attributable to Qualified Installment Sale Notes shall be excluded.

      (d) The Credit Agreement is amended by adding to the end of Section 9.3. the following sentence:

      Indebtedness in respect of Qualified Senior Notes shall not be subject to this Section.

      (e) The Credit Agreement is amended by restating Section 9.4.(b) in its entirety as follows:

            (b) Investments consisting of loans, advances or extensions of credit to, or purchases or other acquisitions of any Indebtedness of, another Person not a Subsidiary, with the value of such Investments being determined in accordance with GAAP, provided that loans evidenced by Qualified Installment Sale Notes shall not be subject to this subsection; and

      (f) The Credit Agreement is amended by adding to the end of Section 9.4. the following paragraph:

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      For purposes of determining compliance with the covenant contained in this
      Section, Qualified Installment Sale Notes shall not be included in the determination of Total Asset Value.

      (g) The Credit Agreement is amended by deleting the word "and" at the end of Section 9.5.(f), relettering Section 9.5.(g) as Section 9.5.(h) and adding the following subsection (g) to Section 9.5.:

            (g) Investments in Qualified Installment Sale Notes; and

      (h) The Credit Agreement is amended by restating subsections (b) and (c) of Section 9.6. in their entirety as follows:

            (b) The Borrower shall not, and shall not permit any Subsidiary or other Loan Party to, enter into, assume or otherwise be bound by any Negative Pledge except for a Negative Pledge contained in (i) an agreement
      (x) evidencing Indebtedness which the Borrower or such Subsidiary may create, incur, assume, or permit or suffer to exist under Section 9.3.,
      (y) which Indebtedness is secured by a Lien permitted to exist under the Credit Documents, and (z) which prohibits the creation of any other Lien on only the property securing such Indebtedness as of the date such agreement was entered into; (ii) an agreement relating to the sale of a Subsidiary or assets pending such sale, provided that in any such case the Negative Pledge applies only to the Subsidiary or the assets that are the subject of such sale; (iii) Section 10.6 of the 2002 Note Purchase Agreements and of the 2004 Note Purchase Agreements, in each case, as in effect on the Agreement Date; (iv) Additional Note Purchase Agreements (as defined in the Intercreditor Agreement) so long as any such Negative Pledge is on terms substantially similar to the Negative Pledge contained in Section 10.6 of the 2002 Note Purchase Agreements and of the 2004 Note Purchase Agreements, in each case, as in effect on the Agreement Date; and
      (v) agreements relating to a Qualified Installment Sale Transaction, including organizational documents of a Qualified SPE, so long as any such Negative Pledge applies only to the assets that are owned by the Qualified SPE.

            (c) The Borrower shall not, and shall not permit any Subsidiary (other than an Excluded Subsidiary) or other Loan Party to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary (other than an Excluded Subsidiary) to: (i) pay dividends or make any other distribution on any of such Subsidiary's capital stock or other equity interests owned by the Borrower or any Subsidiary; (ii) pay any Indebtedness owed to the Borrower or any Subsidiary; (iii) make loans or advances to the Borrower or any Subsidiary; or (iv) transfer any of its property or assets to the Borrower or any Subsidiary.

      (i) The Credit Agreement is amended by restating Section 9.11. in its entirety as follows:

            The Borrower shall not, and shall not permit any of its Subsidiaries or any other Loan Party to, permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (other than a Loan Party), except transactions in the ordinary course of the business of the Borrower or any of its Subsidiaries and upon terms which are no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate; provided, however, Qualified Installment Sale Transactions shall not be subject to the requirement that they be in the ordinary course of business.

      (j) The Credit Agreement is amended by restating Section 10.1.(e)(i) in its entirety as follows:

            (i) The Borrower, any Subsidiary or any other Loan Party shall fail to pay when due and payable, within any applicable grace or cure period, the principal of, or interest on, any Indebtedness (other than the Loans and Reimbursement Obligations and Indebtedness in respect of Qualified Senior Notes) having an aggregate outstanding principal amount of $25,000,000 or more ("Material Indebtedness"); or

      Section 2. Conditions Precedent. The effectiveness of this Amendment is subject to receipt by the Agent of each of the following, each in form and substance satisfactory to the Agent:

      (a) A counterpart of this Amendment duly executed by the Borrower and the Requisite Lenders; and

      (b) Such other documents, instruments and agreements as the Agent may reasonably request.

      Section 3. Increase of Commitments; Joinder and Representations of New Lenders. In connection with the Borrower's exercise of its right to increase the aggregate amount of the Commitments pursuant to Section 2.16. of the Credit Agreement, the parties hereto agree that:

      (a) Upon the effectiveness of this Amendment, each Lender and such Lender's respective Commitment is as set forth on Exhibit A attached hereto.

      (b) Each Lender that was not party to the Credit Agreement immediately prior to giving effect to this Amendment (a "New Lender") (i) represents and warrants that it is (A) legally authorized to enter into this Amendment and to become a Lender under the Credit Agreement and (B) an "accredited investor" (as such term is used in Regulation D of the Securities Act); (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered by the Borrower pursuant thereto and such other documents and information (including without limitation the Loan Documents) as such New Lender has deemed appropriate to make its own credit analysis and decision to become a Lender; (iii) appoints and authorizes the Agent to take such action as contractual representative on such New Lender's behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) acknowledges and agrees that it will become a party to and shall be bound by the Credit Agreement and the other Loan Documents to which the other Lenders are a party as of the date hereof and will perform in accordance therewith all of the obligations which are required to be performed by it as if such New Lender were an original Lender under and signatory to the Credit Agreement and (v) agrees to make the payments required to be made by such Lender under Section 2.16. of the Credit Agreement.

      Section 4. Representations. The Borrower represents and warrants to the Agent and the Lenders that:

      (a) Authorization. The Borrower has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement, as amended by this Amendment, in accordance with their respective terms. This Amendment has been duly executed and delivered by a duly authorized officer of the Borrower and each of this Amendment and the Credit Agreement, as amended by this Amendment, is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

      (b) Compliance with Laws, etc. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of this Amendment and the Credit Agreement, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any Government Approvals or violate any Applicable Laws relating to the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Borrower or any other Loan Party, or any indenture, agreement or other instrument to which the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any other Loan Party.

      (c) No Default. No Default or Event of Default has occurred and is continuing as of the date hereof nor will exist immediately after giving effect to this Amendment.

      Section 5. Reaffirmation of Representations by Borrower. The Borrower hereby repeats and reaffirms all representations and warranties made by the Borrower to the Agent and the Lenders in the Credit Agreement and the other Loan Documents to which it is a party on and as of the date hereof with the same force and effect as if such representations and warranties were

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set forth in this Amendment in full, except for changes in factual circumstances not prohibited under the Credit Documents.

      Section 6. Certain References. Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.

      Section 7. Expenses. The Borrower shall reimburse the Agent upon demand for all costs and expenses (including reasonable attorneys' fees) incurred by the Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

      Section 8. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

      Section 9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

      Section 10. Effect. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

      Section 11. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

      Section 12. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.

                            [Signatures on Next Page]

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

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Third Amended and Restated Credit Agreement to be executed as of the date first above written.

                               THE ST. JOE COMPANY

                               By: /s/ Stephen W. Solomon
                                   ---------------------------------------------
                                   Name: Stephen W. Solomon
                                   Title: Senior Vice President and Treasurer

                               WACHOVIA BANK, NATIONAL ASSOCIATION,
                               individually and as Agent

                               By: /s/ Cathy A. Casey
                                   ---------------------------------------------
                                   Name: Cathy A. Casey
                                   Title: Managing Director

                               BANK OF AMERICA, N.A.

                               By: /s/ Denise M. Bell
                                   ---------------------------------------------
                                   Name: Denise M. Bell
                                   Title: Senior Vice President

                               WELLS FARGO BANK, NATIONAL ASSOCIATION

                               By: /s/ Edwin S. Poole, III
                                   ---------------------------------------------
                                   Name: Edwin S. Poole, III
                                   Title: Vice President

                               SUNTRUST BANK

                               By: /s/ Kimberly S. Evans
                                   ---------------------------------------------
                                   Name: Kimberly S. Evans
                                   Title: Director

                               PNC BANK, NATIONAL ASSOCIATION

                               By: /s/ Wayne P. Robertson
                                   ---------------------------------------------
                                   Name:  Wayne P. Robertson
                                   Title:  Senior Vice President

                               REGIONS BANK

                               By: /s/ Elaine B. Passman
                                   ---------------------------------------------
                                   Name: Elaine B. Passman
                                   Title: Vice President - Corporate Banking

                               COMERICA BANK, a Michigan Banking Corporation

                               By: /s/ William Piana
                                   ---------------------------------------------
                                   Name: William Piana
                                   Title: Vice President

                               BRANCH BANKING AND TRUST CO.

                               By: /s/ C. William Buchholz
                                   ---------------------------------------------
                                   Name: C. William Buchholz
                                   Title: Senior Vice President

                               FIFTH THIRD BANK

                               By: /s/ John A. Marian
                                   ---------------------------------------------
                                   Name: John A. Marian
                                   Title: Vice President

                               CAROLINA FIRST BANK

                               By: /s/ Abraham Swartz
                                   ---------------------------------------------
                                   Name: Abraham Swartz
                                   Title: Assistant Vice President

                               GREENSTONE FARM CREDIT SERVICES, ACA/FLCA

                               By: /s/ Jeff Pavlik
                                   ---------------------------------------------
                                   Name: Jeff Pavlik
                                   Title: Assistant Vice President - Lending
                                          Officer

                               NORTHWEST FARM CREDIT SERVICES, PCA

                               By: /s/ Casey Kinzer
                                   ---------------------------------------------
                                   Name: Casey Kinzer
                                   Title: Account Manager

                               BMO CAPITAL MARKETS FINANCING, INC.

                               By: /s/ Aaron Lanski
                                   ---------------------------------------------
                                   Name: Aaron Lanski
                                   Title: Vice President

                                    EXHIBIT A

                               Lender Commitments

                    LENDER                  COMMITMENT
-----------------------------------------  ------------
Wachovia Bank, National Association        $ 59,000,000
Bank of America, N.A.                      $ 59,000,000
Wells Fargo Bank, National Association     $ 59,000,000
SunTrust Bank                              $ 40,000,000
Branch Banking and Trust Company           $ 44,000,000
Regions Bank                               $ 44,000,000
Fifth Third Bank                           $ 35,000,000
PNC Bank, National Association             $ 35,000,000
Carolina First Bank                        $ 30,000,000
Comerica Bank                              $ 25,000,000
Greenstone Farm Credit Services, ACA/FLCA  $ 25,000,000
Northwest Farm Credit Services, PCA        $ 25,000,000
BMO Capital Markets Financing, Inc.        $ 20,000,000
TOTAL:                                     $500,000,000